Exhibit 10.35
NOVATION AGREEMENT
and
NEW ISDA AGREEMENT
dated as of October 23, 2009 among:
WRIGHT EXPRESS CORPORATION (the “Remaining Party”), BANK OF AMERICA, N.A.. (the “Transferor”)
AND
MERRILL LYNCH COMMODITIES, INC. (the “Transferee”).
The Transferor and the Remaining Party have entered into one or more Transactions as identified in the attached Annex A (each an “Old Transaction”), each evidenced by a Confirmation (an “Old Confirmation”) subject to an ISDA between the Transferor and the Remaining Party dated April 20, 2005 (the “Old Agreement”).
With effect from and including December 10, 2009, (the “Novation Date”) the Transferor wishes to transfer by novation to the Transferee, and the Transferee wishes to accept the transfer by novation of, all the rights, liabilities, duties and obligations of the Transferor under and in respect of each Old Transaction, with the effect that the Remaining Party and the Transferee enter into new transactions (each a “New Transaction”) between them having terms identical to those of each Old Transaction, as more particularly described below.
The Remaining Party wishes to accept the Transferee as its sole counterparty with respect to the New Transactions.
The Transferor and the Remaining Party wish to have released and discharged, as a result and to the extent of the transfer described above, their respective obligations under and in respect of the Old Transactions.
Accordingly, the parties agree as follows: —
1. Definitions.
Terms defined in the ISDA Master Agreement (Multicurrency-Cross Border) as published in 1992 by the International Swaps and Derivatives Association, Inc., (the “1992 ISDA Master Agreement”) are used herein as so defined, unless otherwise provided herein.
2. Transfer, Release, Discharge and Undertakings.
With effect from and including the Novation Date and in consideration of the mutual representations, warranties and covenants contained in this Novation Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties agree as follows:
(a)	the Remaining Party and the Transferor are each released and discharged from further obligations to each other with respect to each Old Transaction and their respective rights against each other thereunder are cancelled; provided, for the avoidance of doubt, that all of the respective rights, claims, including any third party claims, interests, liabilities, duties and obligations under or in respect of the Old Transactions of Transferor and the Remaining Party arising in respect of the period before the Novation Date shall remain with, and be retained by, Transferor and the Remaining Party, as applicable, and

(b)	in respect of the each New Transaction, the Remaining Party and the Transferee each undertake liabilities and obligations towards the other and acquire rights against each other identical in their terms to each corresponding Old Transaction (and, for the avoidance of doubt as if the Transferee were the Transferor and with the Remaining Party remaining the Remaining Party); and

(c)	each New Transaction shall be governed by and form part of the New ISDA Agreement (defined below) and the relevant Old Confirmation (which, in conjunction and as deemed modified to be consistent with this Novation Agreement, shall be deemed to be a Confirmation between the Remaining Party and the Transferee).
3. Creation of the New ISDA Agreement
With effect from and including the Novation Date, the terms and conditions set forth in the Old Agreement are incorporated herein by reference and form a new, additional agreement (“New ISDA Agreement”) between the Transferee (taking the position in the New ISDA Agreement as taken by the Transferor in the Old Agreement) and the Remaining Party (taking the same position in the New ISDA Agreement as it took in the Old Agreement), subject to the amendments described in Annex B to this Novation Agreement. Transferee and Remaining Party agree that no further steps or actions need be taken for the New Transactions under the New ISDA Agreement to come into effect and to supersede and replace the Old Transactions subject to the Old Agreement. For purposes of clarification, upon effectuation of this Novation Agreement, (1) the New ISDA Agreement and the Old Agreement will be in full force and effect and (2) the Old Transaction(s) shall be governed by the New ISDA Agreement.
4. Merrill Lynch & Co., Inc. Guaranty
The Transferee’s performance shall be guaranteed by Merrill Lynch & Co., Inc. (“ML&Co.”) in the form of Guaranty attached to this Novation Agreement as Annex C. Upon execution of this Novation Agreement by all parties, ML&Co. shall promptly provide an executed Guaranty to the Remaining Party no later than the Novation Date.
5. Representations and Warranties.
(a)	On the date of this Novation Agreement and on the Novation Date:
(i)	Each of the parties makes to each of the other parties those representations and warranties set forth in Section 3(a) of the 1992 ISDA Master Agreement with references in such Section to “this Agreement” or “any Credit Support Document” being deemed references to this Novation Agreement alone.

(ii)	The Remaining Party and the Transferor each makes to the other, and the Remaining Party and the Transferee each makes to the other, the representation set forth in Section 3(b) of the 1992 ISDA Master Agreement, in each case with respect to the Old Agreement or the ISDA Agreement, as the case may be, and taking into account the parties entering into and performing their obligations under this Novation Agreement.

(iii)	Each of the Transferor and the Remaining Party represents and warrants to each other and to the Transferee that:
(A)	it has made no prior transfer (whether by way of security or otherwise) of the Old Agreement or any interest or obligation in respect of any Old Transaction; and

(B)	as of the Novation Date, all obligations of the Transferor and the Remaining Party (with the exception of the payment obligations set forth in Section 2(b) and 2 (c) above) under each Old Transaction required to be performed on or before the Novation Date have been fulfilled.

(b)	The Transferor makes no representation or warranty and does not assume any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of any New Transaction or the New ISDA Agreement or any documents relating thereto and assumes no responsibility for the condition, financial or otherwise, of the Remaining Party, the Transferee or any other person or for the performance and observance by the Remaining Party, the Transferee or any other person of any of its obligations under any New Transaction or the New ISDA Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.
6. Counterparts.
This Novation Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.
7. Costs and Expenses.
The parties will each pay their own costs and expenses (including legal fees) incurred in connection with this Novation Agreement and as a result of the negotiation, preparation and execution of this Novation Agreement.
8. Amendments.
No amendment, modification or waiver in respect of this Novation Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.
9.	(a)	Governing Law.

This Novation Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to the conflict of laws provisions thereof.

	(b)	Jurisdiction.

The terms of Section 13(b) of the 1992 ISDA Master Agreement shall apply to this Novation Agreement with references in such Section to “this Agreement” being deemed references to this Novation Agreement alone.
IN WITNESS WHEREOF the parties have executed this Novation Agreement on the respective dates specified below with effect from and including the Novation Date.

MERRILL LYNCH & CO., INC.

By:	/s/ Dennis Albrecht

Name:	Dennis Albrecht
Title:	Managing Director
Date:	12/9/2009

WRIGHT EXPRESS CORPORATION

By:	/s/ Steven A. Elder

Name:	Steven A. Elder
Title:	Vice President
Date:	12/8/2009

BANK OF AMERICA, N.A.

By:	/s/ Victoria A. Namishia

Name:	Victoria A. Namishia
Title:	Assistant Vice President
Date:	12/8/2009

ANNEX B
AMENDMENTS
1. New ISDA Agreement – Master Agreement
The Parties agree to the terms and conditions of the New ISDA Agreement pursuant to Section 3 of this Novation Agreement, on identical terms as the Old Agreement (incorporated by reference in Section 3 of this Novation Agreement), subject to the following amendments:
(a)	Bank of America, N.A. References. References in the Old Agreement to “Bank of America,” “BANA” or the like are replaced with “Merrill Lynch Commodities, Inc.” or “MLCI” as applicable.

(b)	Cross-Default. In the definition of “Threshold Amount” in Part 1 of the Schedule, the Threshold Amount applicable to MLCI is: “three percent (3%) of Shareholders’ Equity of Merrill Lynch & Co., Inc.”

(c)	Payee Tax Representation. Notwithstanding anything herein to the contrary, the Payee Tax Representation under Part 2 of the Schedule for MLCI is as follows:

MLCI is a corporation organized under the laws of the State of Delaware and is a resident of the United States of America.

(d)	Agreement to Deliver Documents. Notwithstanding anything herein to the contrary, the following shall replace Part 3(a) deliverables for MLCI:

Party
Required to		Date by Which
Deliver		Item to Be
Document	Form/Document/Certificate	Delivered
MLCI	United States Internal Revenue Service Form W-9, or any successor form.	Upon Request

MLCI	Annual audited financial statements (or, in the case of Party A, of its Credit Support Provider) prepared in accordance with generally accepted accounting principles in the country in which the party (or, in the case of Party A, its Credit Support Provider) is organized.	Upon Request

MLCI	Quarterly unaudited financial statements (or, in the case of Party A, of its Credit Support Provider) prepared in accordance with generally accepted accounting principles in the country in which the party (or, in the case of Party A, its Credit Support Provider) is organized.	Upon Request

MLCI.	Credit Support Document, if any, specified in Part 4 of the Schedule, such Credit Support Document being duly executed if required.	Upon Request

MLCI	Certified copies of the resolution(s) of its board of directors or other documents authorizing the execution and delivery of this Agreement.	Upon Request

MLCI	Evidence of the authority, incumbency and specimen signature of each person executing this Agreement or any Confirmation, Credit Support Document or other document entered into in connection with this Agreement on its behalf or on behalf of a Credit Support Provider or otherwise, as the case may be.	Upon Request
(e)	Address for Notices.

(i)	Part 4 of the Schedule (“Schedule”) to the ISDA Master Agreement is hereby amended by replacing the notice information for Bank of America, N.A. with the following:

Merrill Lynch Commodities, Inc. 20 East Greenway Plaza 7th Floor Houston, Texas 77046 Attn: Legal Fax: 713-544-5551 Phone: 713-544-4975

Address for notices or communications to Merrill Lynch Commodities, Inc. (“MLCI”) for all purposes except under Section 5 or 6:

(ii)	Any notice to Merrill Lynch Commodities, Inc. under Sections 5 or 6 hereunder shall be in writing and delivered to the following addresses:
(f)	Multibranch Party. Notwithstanding anything herein to the contrary, for the purpose of Section 10 of the ISDA Master Agreement, MLCI is not a Multibranch Party.

(g)	Process Agent. Notwithstanding anything herein to the contrary in Part 4 of the Schedule, the Process Agent for MLCI shall be: Not applicable.

(h)	Credit Support Documents. Notwithstanding anything herein to the contrary, in Part 4 of the Schedule, the Credit Support Document for MLCI is a Guaranty, executed by Merrill Lynch & Co., Inc. in the form attached as Annex C to this Novation Agreement.

(i)	Credit Support Provider. Notwithstanding anything herein to the contrary in the Agreement, the Credit Support Provider or guarantor, as the case may be, for MLCI is Merrill Lynch & Co., Inc.

(j)	ISDA Definitions. Unless otherwise specified in a Confirmation, the New ISDA Agreement, each Confirmation and each Transaction incorporates, and is subject to and governed by the 2000 ISDA Definitions, the 2005 ISDA Commodity Derivatives Definitions, the 1996 ISDA Equity Derivatives Definitions, the 1997 ISDA Government Bond Option Definitions, the 1998 ISDA FX and Currency Option Definitions all as amended, supplemented, updated, and restated from time to time (collectively, the “Definitions”).

(k)	Accounts. If a Confirmation does not state the account to which, or the currency in which, payments are to be made, they shall be made in United States Dollars to the following accounts:

MLCI

Pay:	JP Morgan Chase Bank, New York, NY
For the Account of:	Merrill Lynch Commodities, Inc.
Account No/CHIPS UID:	323009980
Fed. ABA No.:	021000021

Remaining Party

Pay:	Harris NA

For the Account of:	Wright Express Corporation
Account No/CHIPS UID:	[Redacted]
Fed. ABA No.:	[Redacted]
(l)	Additional Sections. The following provisions shall be added to the Schedule (or shall replace similar provisions that are included in the Schedule):
(i)	LIMITATION OF LIABILITY. WITH RESPECT TO CLAIMS UNDER THIS AGREEMENT, NO PARTY SHALL BE REQUIRED TO PAY OR BE LIABLE FOR EXEMPLARY, PUNITIVE, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES (WHETHER OR NOT ARISING FROM ITS NEGLIGENCE) TO ANY OTHER PARTY EXCEPT TO THE EXTENT THAT THE PAYMENTS REQUIRED TO BE MADE PURSUANT TO THIS AGREEMENT ARE DEEMED TO BE SUCH DAMAGES.

IF AND TO THE EXTENT ANY PAYMENT REQUIRED TO BE MADE PURSUANT TO THIS AGREEMENT IS DEEMED TO CONSTITUTE LIQUIDATED DAMAGES, THE PARTIES ACKNOWLEDGE AND AGREE THAT SUCH DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE AND THAT SUCH PAYMENT IS INTENDED TO BE A REASONABLE APPROXIMATION OF THE AMOUNT OF SUCH DAMAGES AND NOT A PENALTY.

(ii)	The “Market Disruption Events” specified in Section 7.4(d)(i) of the Commodity Definitions shall apply, except as otherwise specifically provided in the Confirmation.

(iii)	“Additional Market Disruption Events” shall apply only if so specified in the relevant Confirmation.

(iv)	The following “Disruption Fallbacks” specified in Section 7.5(c) of the Commodity Definitions shall apply in the following order, except as otherwise provided for in the Confirmation:
1	“Fallback Reference Price”

2	“Negotiated Fallback”

3	“Delayed Publication or Announcement”

4	“Fallback Reference Dealers”

5	“No Fault Termination”
2. New ISDA Agreement — Credit Support Annex
          The parties agree that the terms and conditions of the Credit Support Annex of the Old Agreement (the “Old Credit Support Annex”), if any, are incorporated by reference in Section 3 of this Novation Agreement (referred to herein as the “New Credit Support Annex”) subject to the following amendments:
(a)	Bank of America, N.A. References. References to “Bank of America,” “BANA” or the like are replaced with “Merrill Lynch Commodities, Inc.” or “MLCI” as applicable.

(b)	Eligible Collateral. The description of Eligible Collateral in the Old Credit Support Annex shall be replaced with the following:

The following items will qualify as “Eligible Collateral” for the party specified:

Cash — Valuation 100%

(c)	Thresholds. If the definition of “Thresholds” is based on credit ratings, the credit ratings that determine MLCI’s Threshold are the applicable ratings of Merrill Lynch & Co., Inc.

(d)	Address for Transfer under the Credit Support Annex.

MLCI:	Payment to:	JP Morgan Chase Bank, New York, NY
	For Account Of:	Merrill Lynch Commodities, Inc.
	Account #:	323009980
	Federal ABA#:	021000021

Remaining Party:	Payment to:	Harris NA
	For Account Of:	Wright Express Corporation
	Account #:	[Redacted]
	Federal ABA#:	[Redacted]

ANNEX C
Merrill Lynch & Co., Inc. Guaranty
GUARANTEE OF MERRILL LYNCH & CO., INC.
     FOR VALUE RECEIVED, receipt of which is hereby acknowledged, MERRILL LYNCH & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (“ML & CO.”), hereby unconditionally guarantees to WRIGHT EXPRESS CORPORATION (the “Company”), the due and punctual payment of any and all amounts payable by Merrill Lynch Commodities, Inc., a corporation organized under the laws of the State of Delaware (“MLCI”), its successors and permitted assigns, to the extent such successors or permitted assigns are direct or indirect subsidiaries of ML & Co., under the terms of the ISDA Master Agreement between the Company and MLCI, dated as of ___(the “Agreement”), including, in case of default, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof. In case of the failure of MLCI punctually to make any such payment, ML & Co. hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by the Company to ML & Co.; provided, however that delay by the Company in giving such demand shall in no event affect ML & Co.’s obligations under this Guarantee. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of MLCI or otherwise, all as though such payment had not been made.
     ML & Co. hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement; the absence of any action to enforce the same; any waiver or consent by the Company concerning any provisions thereof; the rendering of any judgment against MLCI or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. ML & Co. covenants that this guarantee will not be discharged except by complete payment of the amounts payable under the Agreement. This Guarantee shall continue to be effective if MLCI merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.
     ML & Co. hereby waives diligence; presentment; protest; notice of protest, acceleration, and dishonor; filing of claims with a court in the event of insolvency or bankruptcy of MLCI; all demands whatsoever, except as noted in the first paragraph hereof; and any right to require a proceeding first against MLCI.
     ML & Co. hereby certifies and warrants that this Guarantee constitutes the valid obligation of ML & Co. and complies with all applicable laws. This Guarantee guarantees only payment obligations of MLCI and does not guarantee the performance of any other obligations of, including, but not limited to, physical delivery or, to the extent applicable, reporting obligations of MLCI. This Guarantee constitutes a guarantee of payment and not of collection.
     This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.
     This Guarantee may be terminated at any time by notice by ML&Co. to the Company given in accordance with the notice provisions of the Agreement, effective upon receipt of such notice by the Company or such later date as may be specified in such notice; provided, however, that this Guarantee shall continue in full force and effect, and shall be irrevocable, with respect to any payment obligation of MLCI under the Agreement entered into prior to the effectiveness of such notice of termination.

     This Guarantee becomes effective concurrent with the effectiveness of the Agreement, according to its terms.
     IN WITNESS WHEREOF, ML & Co. has caused this Guarantee to be executed in its corporate name by its duly authorized representative.

MERRILL LYNCH & CO., INC.

By:

Name:

Title:

Date: